EXHIBIT 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO Richard L. Dunn, Senior Vice President and CFO (561) 627-7171

Palm Beach Gardens, Florida	August 28, 2007
DYCOM ANNOUNCES FISCAL 2007 FOURTH QUARTER EARNINGS AND
PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER
Palm Beach Gardens, Florida, August 28, 2007—Dycom Industries, Inc. (NYSE: DY) announced its results today for the fourth quarter ended July 28, 2007. The Company reported income from continuing operations for the quarter ended July 28, 2007 of $14.5 million, or $0.35 per common share diluted, versus income from continuing operations for the quarter ended July 29, 2006 of $10.1 million, or $0.25 per common share diluted. Total contract revenues for the quarter ended July 28, 2007 were $317.3 million compared to total contract revenues of $253.2 million for the quarter ended July 29, 2006, an increase of 25.3%. Stock-based compensation expense for the quarter ended July 28, 2007 and quarter ended July 29, 2006 was $1.5 million and $1.4 million, respectively, on a pre-tax basis.
For the year ended July 28, 2007 income from continuing operations was $42.2 million, or $1.04 per common share diluted, compared to income from continuing operations of $18.0 million, or $0.43 per common share diluted, for the year ended July 29, 2006. Income from continuing operations for the year ended July 28, 2007 included a gain on sale of real estate of $1.5 million net of tax, or $0.04 per common share diluted. For the year ended July 29, 2006 income from continuing operations included a goodwill impairment charge of approximately $14.8 million, or $0.35 per common share diluted, related to the Company’s Can Am Communications subsidiary. Excluding these items, non-GAAP income from continuing operations was $40.7 million, or $1.00 per common share diluted, for the year ended July 28, 2007 and $32.9 million, or $0.78 per common share diluted, for the year ended July 29, 2006. Total contract revenues from continuing operations for the year ended July 28, 2007 were $1.138 billion compared to total contract revenues from continuing operations of $995 million for the year ended July 29, 2006, an increase of 14.4%. Stock-based compensation expense for the year ended July 28, 2007 and the year ended July 29, 2006 was $6.2 million and $4.7 million, respectively, on a pre-tax basis.
Net income, including the results of discontinued operations, for the quarter ended July 28, 2007 was $14.3 million, or $0.35 per common share diluted, compared to $10.1 million, or $0.25 per common share diluted for the quarter ended July 29, 2006. Net income, including the results of discontinued operations, for the year ended July 28, 2007 was $41.9 million, or $1.03 per common share diluted, compared to $18.2 million, or $0.43 per common share diluted, for the year ended July 29, 2006.

Dycom also announced its outlook for the first quarter of fiscal 2008. The Company currently expects revenue for the first quarter of fiscal 2008 to range from $310 million to $330 million and diluted earnings per share to range from $0.31 to $0.37. Included in the expected results is stock-based compensation expense of approximately $2.2 million on a pre-tax basis.
A Tele-Conference call to review the Company’s results and address its outlook will be hosted at 9:00 a.m. (ET), Wednesday, August 29, 2007; Call 888-428-4480 (United States) or 651-291-5254 (International) ten minutes before the conference call begins and ask for the “Dycom Earnings” conference call. A live webcast of the conference call will be available at http://www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast will also be available at http://www.dycomind.com until Friday, September 28, 2007.
Dycom is a leading provider of specialty contracting services throughout the United States. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric utilities and others.
Fiscal 2007 results are preliminary and the quarterly and annual information is unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Such statements include, but are not limited to, the Company’s expectations for revenues and earnings per share. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, whether acquisitions can be efficiently integrated into our existing operations, the impact of any future acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.
—Tables Follow—

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
July 28, 2007 and July 29, 2006
Unaudited

	July 28,	July 29,
	2007	2006
	($ in 000's)

ASSETS
Current Assets:
Cash and equivalents	$18,862	$27,268
Accounts receivable, net	146,864	143,099
Costs and estimated earnings in excess of billings	95,392	79,546
Deferred tax assets, net	15,478	12,793
Inventories	8,268	7,095
Other current assets	7,266	9,311
Current assets of discontinued operations	307	5,196

Total current assets	292,437	284,308

Property and equipment, net	164,544	125,393
Intangible assets, net	320,952	265,133
Other	11,831	13,928
Non-current assets of discontinued operations	—	1,253

Total	$789,764	$690,015

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$30,375	$25,715
Current portion of debt	3,301	5,169
Billings in excess of costs and estimated earnings	712	397
Accrued self-insured claims	26,902	25,886
Income taxes payable	1,947	4,979
Other accrued liabilities	63,076	44,337
Current liabilities of discontinued operations	939	5,311

Total current liabilities	127,252	111,794

Long-term debt	163,509	150,009
Accrued self-insured claims	33,085	30,770
Deferred tax liabilities, net non-current	19,316	6,576
Other liabilities	1,322	289
Non-current liabilities of discontinued operations	649	1,122
Stockholders’ Equity	444,631	389,455

Total	$789,764	$690,015

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	July 28,	July 29,	July 28,	July 29,
	2007	2006	2007	2006
	(In 000’s, except per share amounts)
Contract revenues	$317,324	$253,163	$1,137,812	$994,973

Cost of earned revenues, excluding depreciation	253,057	202,629	915,250	811,210
General and administrative expenses (1)	23,304	20,517	90,090	78,516
Depreciation and amortization	15,835	11,790	57,799	46,467
Goodwill impairment charge	—	—	—	14,835

Total	292,196	234,936	1,063,139	951,028

Interest income	165	371	966	1,911
Interest expense	(3,503)	(3,476)	(14,809)	(11,991)
Other income, net	1,833	2,114	8,647	6,333

Income from continuing operations before income taxes	23,623	17,236	69,477	40,198

Provision for income taxes	9,165	7,098	27,275	22,158

Income from continuing operations	14,458	10,138	42,202	18,040

Income (loss) from discontinued operations, net of tax (3)	(164)	(49)	(318)	140

Net income	$14,294	$10,089	$41,884	$18,180

Earnings per common share — Basic:

Income from continuing operations	$0.36	$0.25	$1.04	$0.43
Income (loss) from discontinued operations	—	—	(0.01)	—

Net income (4)	$0.35	$0.25	$1.04	$0.43

Earnings per common share — Diluted:

Income from continuing operations	$0.35	$0.25	$1.04	$0.43
Income (loss) from discontinued operations	—	—	(0.01)	—

Net income	$0.35	$0.25	$1.03	$0.43

Shares used in computing earnings per common share (2):
Basic	40,659,201	40,191,164	40,407,641	41,835,966

Diluted	41,066,597	40,425,555	40,713,895	42,056,597

(1)	Includes stock-based compensation expense of $1.5 million and $6.2 million for the three and twelve months ended July 28, 2007, respectively, and $1.4 million and $4.7 million for the three and twelve months ended July 29, 2006, respectively.

(2)	The Company purchased 8.76 million common shares on October 11, 2005 pursuant to a “Dutch Auction” tender offer.

(3)	The Company discontinued the operations of one of its subsidiaries in fiscal 2007 and has reported those results separately as discontinued operations in the financial statements for all periods presented.

(4)	Amounts may not add due to rounding.

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited
($ in 000’s except per share amounts)

	Twelve Months	Twelve Months
	Ended	Ended
	July 28,	July 29,
	2007	2006
Items:
Gain on sale of real estate, net of tax	$1,508	$—
Goodwill impairment charge, net of tax	—	(14,835)

	$1,508	$(14,835)

GAAP income from continuing operations	$42,202	$18,040
Adjustment for items above	(1,508)	14,835

Non-GAAP income from continuing operations	$40,694	$32,875

Earnings per common share from continuing operations:

Basic earnings per share from continuing operations — GAAP	$1.04	$0.43
Adjustment for items above	(0.04)	0.35

Basic earnings per share from continuing operations — Non-GAAP (1)	$1.01	$0.79

Diluted earnings per share from continuing operations — GAAP	$1.04	$0.43
Adjustment for items above	(0.04)	0.35

Diluted earnings per share from continuing operations- Non-GAAP	$1.00	$0.78

Shares used in computing GAAP and Non-GAAP earnings per common share from continuing operations and adjustment for items above:

Basic	40,407,641	41,835,966

Diluted	40,713,895	42,056,597

(1)	Amounts may not add due to rounding.

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